Exhibit 21.1
LAKELAND BANCORP, INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Lakeland Bank	New Jersey chartered bank
Lakeland NJ Investment Corporation	New Jersey
(wholly owned subsidiary of Lakeland Bank)
Lakeland Investment Corporation	Delaware
(wholly owned subsidiary of Lakeland NJ Investment Corporation)
Lakeland Equity, Inc.	Delaware
(wholly owned subsidiary of Lakeland Investment Corporation)
Lakeland Preferred Equity, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Equity, Inc.)
NBSC Holdings, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)
NBSC Properties, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)
Lakeland Bancorp Capital Trust II	Delaware
Lakeland Bancorp Capital Trust IV	Delaware
Lakeland Title Group LLC	New Jersey
(50% owned by Lakeland Bank)
Lakeland Financial Services Agency, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)
HSB Investment Co. Inc. *	New Jersey
(wholly owned subsidiary of Lakeland Bank)
* Dissolution of HSB Investment Co. Inc. is pending
1st Constitution Investment Company of New Jersey, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)
1st Constitution Real Estate Corporation	New Jersey
(wholly owned subsidiary of 1st Constitution Investment Company of New Jersey, Inc.)
FCB Asset Holdings, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)
204 South Newman Street LLC	New Jersey
(wholly owned subsidiary of Lakeland Bank)
249 New York Avenue LLC	New Jersey
(wholly owned subsidiary of Lakeland Bank)